EXHIBIT 3

POWER OF ATTORNEY

Each of the undersigned, (i) Van Herk Investments B.V., a private company with limited liability incorporated under the laws of the Netherlands (“VHI”), (ii) Van Herk Private Equity Investments B.V., a private company with limited liability incorporated under the laws of the Netherlands (“VHPI”), (iii) Stichting Administratiekantoor Penulata, a foundation organized under the laws of the Netherlands (“Penulata”), (iv) Van Herk Management Services B.V., a private company with limited liability incorporated under the laws of the Netherlands (“VHMS”), (v) Onroerend Goed Beheer- en Beleggingsmaatschappij A. van Herk B.V., a private company with limited liability incorporated under the laws of the Netherlands (“OGBBA”), (vi) A. van Herk Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Holdings”), (vii) Stichting Administratiekantoor Abchrys, a foundation organized under the laws of the Netherlands (“Abchrys”), and (viii) Adrianus van Herk (“Mr. van Herk” and, together with VHI, VHPI, Penulata, VHMS, OGBBA, Holdings and Abchrys, the “Reporting Persons”) does hereby make, constitute and appoint Erik George Alexander Esveld as such Reporting Person’s true and lawful attorney-in-fact, for the purpose of, from time to time, executing in such Reporting Person’s name and on behalf of such Reporting Person, whether such Reporting Person is acting individually or as representative of others, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including without limitation Forms 3, 4 and 5, and Schedules 13D, 13F, 13G and 13H, and any amendments to any of the foregoing as may be required to be filed with the United States Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act as fully and to all intents and purposes as such Reporting Person might or could do if personally present (in the case of VHI, VHPI, Penulata, VHMS, OGBBA, Holdings and Abchrys, by one of its authorized signatories), hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  Any such determination by the attorney-in-fact named herein shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the applicable Reporting Person or until the attorney-in-fact named herein ceases to be an employee of the Reporting Persons or one of their respective affiliates.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 27th day of February, 2018.

VAN HERK INVESTMENTS B.V.

By:	/s/Adrianus van Herk
Name:	Adrianus van Herk
Title:	Authorized Person

VAN HERK PRIVATE EQUITY INVESTMENTS B.V.

By:	/s/Adrianus van Herk
Name:	Adrianus van Herk
Title:	Authorized Person

STICHTING ADMINISTRATIEKANTOOR PENULATA

By:	/s/Adrianus van Herk
Name:	Adrianus van Herk
Title:	Authorized Person

VAN HERK MANAGEMENT SERVICES B.V.

By:	/s/Adrianus van Herk
Name:	Adrianus van Herk
Title:	Authorized Person

ONROEREND GOED BEHEER- EN BELEGGINGSMAATSCHAPPIJ A. VAN HERK B.V.

By:	/s/Adrianus van Herk
Name:	Adrianus van Herk
Title:	Authorized Person

A. VAN HERK HOLDING B.V.

By:	/s/Adrianus van Herk
Name:	Adrianus van Herk
Title:	Authorized Person

STICHTING ADMINISTRATIEKANTOOR ABCHRYS

By:	/s/Adrianus van Herk
Name:	Adrianus van Herk
Title:	Authorized Person

/s/Adrianus van Herk
ADRIANUS VAN HERK